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                                                              [LOGO] FinPro
                                                         Building value together




September 12, 2005

Board of Directors
Magyar Bancorp, Inc.
Magyar Bank
400 Somerset Street
New Brunswick, NJ 08903


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") and the inclusion of, summary of and references to our Conversion Valuation Appraisal Report and the valuation of Magyar Bancorp, Inc. provided by FinPro in the Form SB-2 Registration Statement ("Registration Statement"), including the prospectus filed by Magyar Bancorp, Inc. and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Registration Statement referenced above.


Very Truly Yours,


/s/ FinPro, Inc.
----------------
FinPro, Inc.


         20 CHURCH STREET o P.O. BOX 323 o LIBERTY CORNER, NJ 07938-0323
                      TEL: 908.604.9336 o FAX: 908.604.5951

                     FINPRO@FINPRONJ.COM o WWW.FINPRONJ.COM